Exhibit 10.6

[Employee]

Notice of Performance-Based Restricted Stock Unit Grant

Participant:	[Participant Name]

Corporation:	CoreLogic, Inc.

Notice:	You have been granted the following Performance-Based Restricted Stock Units (“Performance-Based RSUs”) in accordance with the terms of the Plan and the Performance-Based Restricted Stock Unit Award Agreement attached hereto.

Type of Award:	Performance-Based RSUs

Plan:	The CoreLogic, Inc. 2011 Performance Incentive Plan

Grant:	Date of Grant: [Grant Date]
Number of Performance-Based RSUs: [Number of RSUs Granted]

Vesting:	Subject to the terms of the Plan and this Agreement, the vesting and payment of the Performance-Based RSUs shall be subject to the attainment of the Performance Measures set forth below. The vesting schedule set forth below requires the Participant’s continued employment or service through each applicable vesting date as a condition to the vesting of any of the Shares underlying the Performance-Based RSUs. Except as provided in Sections 4 and 5 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Performance Period:	The performance period for the Performance-Based RSUs shall commence on January 1 and end on December 31 (the “Performance Period”).

Performance Measures

[Performance Measures to be inserted here]

Forfeiture

Any Shares underlying the Performance-Based RSUs that have not become vested and payable following the end of the Performance Period shall be immediately forfeited.

Payment

In addition to the continued employment requirements set forth above and in Section 4 of this Agreement, in order to receive payment of any Shares underlying the Performance-Based RSUs which have become vested and payable based on the attainment of the Performance Measures set forth above (but not any Shares underlying Performance-Based RSUs which become vested and payable in connection with a change of control or other corporate transaction as described in Section 5 of the Performance-Based Restricted Stock Unit Award Agreement attached hereto), the Participant must either (i) remain continuously employed through, and not have experienced a Termination prior to, the date the Shares are paid in accordance with Section 6 of this Agreement or (ii) have experienced a Termination (as defined in Appendix A attached hereto) due to his or her death, Disability (as defined in Appendix A attached hereto), Normal Retirement (as defined in the Performance-Based Restricted Stock Unit Award Agreement attached hereto) or a Termination described in Section 5(c) prior to the date the Shares are paid in accordance with Section 6 of this Agreement. In no event, except for vesting in connection with a change of control or other corporate transaction as described in Section 5 of the Performance-Based Restricted Stock Unit Award Agreement attached hereto), shall any Performance-Based RSUs be considered to have been earned unless and until such continued employment requirement is satisfied. Any Performance-Based RSUs which do not become payable as a result of the foregoing payment restriction shall be immediately forfeited on the date of the Participant’s Termination.

Rejection:	If you wish to accept this Performance-Based RSU Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the “Accept Grant” link at any time within forty-five (45) days after the Date of Grant. If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Performance-Based RSU Award.

[Employee]

Performance-Based Restricted Stock Unit Award Agreement

This Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Performance-Based Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Corporation”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Definitions.

Certain capitalized terms are defined in the Grant Notice, herein or in the attached Appendix A. Capitalized terms used but not defined in the Grant Notice, herein or in the attached Appendix A have the meaning assigned to such terms in the Plan.

2. Grant of the Performance-Based RSUs.

Subject to the provisions of this Agreement and the provisions of the Plan, the Corporation hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of Common Stock (“Shares”) set forth in the Grant Notice (the “Performance-Based RSUs”).

3. Dividend Equivalents.

Each Performance-Based RSU shall accrue Dividend Equivalents (as defined below) with respect to dividends that would otherwise be paid on the Share underlying such Performance-Based RSU during the period from the Grant Date to the earlier of the date such Share is paid in accordance with this Agreement or the date the Share is forfeited pursuant to the terms of this Agreement. As of any date in this period that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Performance-Based RSUs equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Performance-Based RSUs subject to the award as of the related dividend payment record date (including any Dividend Equivalents previously credited hereunder), divided by (iii) the fair market value (as determined in accordance with the terms of the Plan) of a share of Common Stock on the date of payment of such dividend. Any Performance-Based RSUs credited pursuant to the foregoing provisions of this Section 3 shall be subject to the attainment of the same Performance Measures applicable to the original Performance-Based RSUs to which they relate, and shall otherwise be subject to the same vesting, payment, delivery and other terms, conditions and restrictions as the original Performance-Based RSUs to which they relate. Any such crediting of Dividend Equivalents shall be conclusively determined by the Administrator. No crediting of Performance-Based RSUs shall be made pursuant to this Section 3 with respect to any Performance-Based RSUs which, as of such record date, have either been delivered or terminated pursuant to the Plan or this Agreement. For purposes of this Agreement, “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to the Performance-Based RSUs but that have not been issued or delivered.

4. Vesting and Payment; Termination.

The Performance-Based RSUs shall vest and become payable subject to the attainment of the Performance Measures as set forth in the Grant Notice. Subject to the terms of the Plan, the remaining provisions of this Section 4 and Section 5(b), all Performance-Based RSUs which have not become vested and payable prior to the date of the Participant’s Termination shall be immediately forfeited. Notwithstanding the foregoing to the contrary, in the event of the Participant’s Termination due to his or her death, Disability or, except as provided in Section 5(b), Normal Retirement, in each case during the Performance Period and prior to the Shares underlying the Performance-Based RSUs becoming vested and payable, then the Shares underlying the Performance-Based RSUs shall remain outstanding and shall be eligible to become vested and payable on a prorated basis such that the number of such Shares that shall become vested and payable as of the conclusion of the Performance Period shall equal (i) the number of such Shares that would have vested as of the conclusion of the Performance Period based on the attainment of the Performance Measures set forth in the Grant Notice or in connection with a change of control or other corporate transaction as provided in Section 5(a) (assuming no termination of employment had occurred), multiplied by (ii) a fraction, the numerator of which shall be the number of whole months during the Performance Period the Participant was employed by the Corporation or one of its Affiliates (as defined in Appendix A attached hereto), and the denominator of which shall be the number of whole months in the Performance Period (provided that the Administrator may, in its sole discretion, provide for vesting of the full number of Shares determined under the foregoing clause (i)). Any such Shares that become vested and payable shall be paid (together with Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant at the same time as specified in Section 5 or Section 6, as applicable. Any such Shares that have not become vested and payable following the end of the Performance Period set forth in the Grant Notice shall be immediately forfeited. The vesting and payment provided for in this Section 4(a) in connection with a Termination due to the Participant’s Disability or Normal Retirement is subject to the condition that the Participant shall have signed a separation agreement in the form established by the Corporation within 21 days (or such longer period of time required by applicable law) following his or her Termination and such separation agreement is not subsequently revoked.

For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause (as defined in Appendix A attached hereto), after the Participant has reached 62 years of age.

5. Change in Control.

(a) In the event of a corporate transaction described in 7.2 of the Plan (which generally includes transactions that the Corporation does not survive or does not survive as a public company in respect of its Common Stock) in which the Administrator does not make a provision for the substitution, assumption, exchange or other continuation or settlement of the Performance-Based RSUs or (unless the Administrator has provided for the termination of the award) the award would otherwise not continue in accordance with its terms in the circumstances, the Performance Period shall be shortened so that such period terminates prior to such transaction as determined by the Administrator (any such shortened Performance Period, the “Shortened Performance Period”). The Participant shall be entitled to vesting of the number of Shares subject to the Performance-Based RSUs (or the equivalent fair market value thereof, as determined by the Administrator, in cash) equal to the greater of (a) 100% of the total number of Performance-Based RSUs set forth in the Grant Notice or (b) the number of Performance RSUs that would have vested in accordance with the terms hereof based on the Corporation’s actual performance for the Shortened Performance Period as determined using the Performance Measures set forth in the Grant Notice (assuming that such performance levels had been achieved for the entire Performance Period). Notwithstanding anything to the contrary in the Plan or this Agreement, any Shares underlying the Performance-Based RSUs that become vested and payable in connection with the transaction as described above shall be paid (together with any Shares comprising all accrued Dividend Equivalents with respect to such Shares) to the Participant as soon as practicable, but in no event later than 74 days following the date of such transaction. Any Shares underlying Performance-Based RSUs that have been forfeited prior to the date of the transaction as described above shall not be eligible to become vested or payable in connection with any such transaction.

(b) In the event the Participant is Terminated by the Corporation or an Affiliate (including any successor to such entity) without Cause upon or at any time following a Change in Control and prior to the payment or other forfeiture of the Performance-Based RSUs, then the Shares underlying the Performance-Based RSUs shall remain outstanding such that the number of such Shares that shall become vested and payable as of the conclusion of the Performance Period shall equal the greater of (a) 100% of the total number of Performance-Based RSUs set forth in the Grant Notice or (b) the number of Performance RSUs that would have vested in accordance with the terms hereof based on the Corporation’s actual performance for the Performance Period as determined using the Performance Measures set forth in the Grant Notice (assuming no termination of employment had occurred). In the event that the Participant would otherwise be entitled to accelerated vesting of the Performance-Based RSUs in connection with his or her Termination under both Section 4 and this Section 5(b), the provisions of this Section 5(b) will apply, and the Participant will not be entitled to any accelerated vesting under Section 4 with respect to such Termination. Any Shares underlying the Performance-Based RSUs that become vested and payable pursuant to this Section 5(b) shall be paid (together with any Shares comprising all accrued

Dividend Equivalents with respect to such Shares) as provided in Section 6. Any Shares underlying Performance-Based RSUs that have been forfeited prior to the date of the Termination without Cause as described above shall not be eligible to become vested or payable in connection with any such Termination. The vesting and payment provided for in this Section 5(b) in connection with the Participant’s Termination without Cause is subject to the condition that the Participant shall have signed a separation agreement in the form established by the Corporation within 21 days (or such longer period of time required by applicable law) following his or her Termination and such separation agreement is not subsequently revoked.

6. Payment of Shares.

Except as otherwise provided herein, the Shares underlying the Performance-Based RSUs which have become vested and payable based on the attainment of the Performance Measures set forth in the Grant Notice, together with Shares comprising all accrued Dividend Equivalents with respect to such Shares, shall be paid by the Corporation to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the end of the Performance Period set forth in the Grant Notice. Any Shares underlying the Performance-Based RSUs that have not become vested and payable following the end of the Performance Period shall be forfeited as of the last day of the Performance Period. The Participant shall have no rights to receive payment of any Shares, whether pursuant to this Section 6 or any other provision of this Agreement, with respect to Performance-Based RSUs that have been forfeited or cancelled, or for which Shares have previously been delivered. No fractional Shares shall be paid pursuant to this Section 6 or any other provision of this Agreement, and the Shares otherwise payable shall be rounded down to the nearest whole number of Shares.

7. No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance-Based RSUs, nor have any rights to dividends (other than rights to Dividend Equivalents pursuant to Section 3) or other rights as a stockholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Corporation or its agent in accordance with the terms of the Plan and this Agreement.

8. Detrimental Activity.

(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the delivery of Shares with respect to the Performance-Based RSUs, the Participant engages in Detrimental Activity (as defined below), such Performance-Based RSUs shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Administrator in its good faith discretion, and the payment of Shares with respect to the Performance-Based RSUs shall be suspended pending resolution to the Administrator’s satisfaction of any investigation of the matter.

(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Corporation and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Corporation or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Corporation or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Corporation, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Corporation or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Corporation or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Corporation or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation or any of its Subsidiaries or Affiliates, in each case as determined by the Administrator in its good faith discretion.

9. No Right to Continued Employment.

None of the Performance-Based RSUs nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Corporation or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Corporation or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason. For the avoidance of doubt, this Section 9 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Corporation or any Subsidiary or Affiliate.

10. The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Administrator. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 4, Section 5 and Section 6 of this Agreement shall control over any conflicting payment provisions of the Plan. The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Corporation at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify.

11. Compliance with Laws and Regulations.

(a) The Performance-Based RSUs and the obligation of the Corporation to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Administrator shall, in its discretion, determine to be necessary or applicable. Moreover, the Corporation shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Corporation determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.

(b) It is intended that the Shares received in respect of the Performance-Based RSUs shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Corporation deems appropriate to comply with Federal and state securities laws.

(c) If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Corporation pursuant to this Agreement, an agreement (in such form as the Corporation may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Corporation, from counsel for or approved by the Corporation, as to the applicability of such exemption thereto.

12. Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Corporation’s records.

13. Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14. Other Plans.

The Participant acknowledges that any income derived from the Performance-Based RSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Corporation or any Subsidiary or Affiliate. Performance-Based RSUs and Dividend Equivalents shall not be deemed to be “Covered Compensation” under any other benefit plan of the Corporation.

15. Adjustments.

The Performance-Based RSUs and the Shares underlying the Performance-Based RSUs shall be subject to adjustment and conversion pursuant to the terms of Section 7.1 of the Plan.

16. Tax Withholding.

Any payment or delivery of Shares pursuant to this Agreement shall be subject to the Corporation’s rights to withhold applicable Federal, state, local and non-United States taxes in accordance with Section 8.5 of the Plan.

17. Section 409A.

The provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.

18. Clawback.

The Performance-Based RSUs are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance-Based RSUs or any Shares or other cash or property received with respect to the Performance-Based RSUs (including any value received from a disposition of the Shares acquired upon payment of the Performance-Based RSUs).

CORELOGIC, INC.

By:
Name: [Anand Nallathambi]
Title: [Chief Executive Officer]

Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:	[Participant Name]

Date:	[Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]

APPENDIX A

Certain Definitions

“Affiliate” means any entity other than the Corporation and any Subsidiary that is affiliated with the Corporation through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Administrator.

“Cause” has the same meaning as in the Participant’s employment agreement with the Corporation, a Subsidiary or an Affiliate (if any) as in effect at the time of the Participant’s Termination, or if the Participant is not a party to such an employment agreement (or is not a party to such an employment agreement that contains a definition of “cause”), “Cause” means: (i) embezzlement, theft or misappropriation by the Participant of any property of any of the Corporation or its Affiliates; (ii) the Participant’s breach of any fiduciary duty to the Corporation or its Affiliates; (iii) the Participant’s failure or refusal to comply with laws or regulations applicable to the Corporation or its Affiliates and their businesses or the policies of the Corporation and its Affiliates governing the conduct of its employees or directors; (iv) the Participant’s gross incompetence in the performance of the Participant’s job duties; (v) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care; (vii) the Participant’s failure or refusal to perform the Participant’s job duties or to perform specific directives of the Participant’s supervisor or designee, or the senior officers or Board of Directors of the Corporation; or (viii) any gross negligence or willful misconduct of the Participant resulting in loss to the Corporation or its Affiliates, or damage to the reputation of the Corporation or its Affiliates.

“Change in Control” means the happening of any of the following after the date hereof:

(a)	The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if fifty percent (50%) or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not shareholders of the Corporation immediately prior to such merger, consolidation, or other reorganization.

(b)	The sale, transfer, or other disposition of all or substantially all of the Corporation’s assets or the complete liquidation or dissolution of the Corporation.

(c)	A change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who are directors of the Corporation immediately following the consummation of the transactions contemplated by the Separation and Distribution Agreement by and between the Corporation and the First American Financial Corporation dated June 1, 2010 (the “Separation Agreement”). “Incumbent Directors” shall also include directors who are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation.

(d)

Any transaction as a result of which any person or group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing at least thirty percent (30%) of the total voting power of the Corporation’s then outstanding voting securities. For purposes of this paragraph, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation; (ii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Corporation’s then outstanding voting securities, a person whose beneficial ownership of the total voting power represented by the

Corporation’s then outstanding voting securities increases to thirty percent (30%) or more as a result of the acquisition of voting securities of the Corporation by the Corporation which reduces the number of such voting securities then outstanding; or (iii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Corporation’s then outstanding voting securities, a person that acquires directly from the Corporation securities of the Corporation representing at least thirty percent (30%) of the total voting power represented by the Corporation’s then outstanding voting securities.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

For the avoidance of doubt, the consummation of any or all of the transactions in the Separation Agreement is not considered a Change in Control for purposes of this Agreement.

“Disability” means the inability to engage in any substantial gainful occupation to which the relevant individual is suited by education, training or experience, by reason of any medically determinable physical or mental impairment, which condition can be expected to result in death or continues for a continuous period of not less than twelve (12) months.

“Termination” means the time when the Participant ceases the performance of services for the Corporation, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, retirement, death or Disability, but excluding (a) a Termination where there is a simultaneous reemployment or continuing employment of the Participant by the Corporation, any Affiliate or Subsidiary, (b) at the discretion of the Administrator, a Termination that results in a temporary severance, and (c) at the discretion of the Administrator, a Termination of an employee of the Corporation that is immediately followed by the Participant’s service as a non-employee director of the Board. Notwithstanding any other provisions of the Plan or this Agreement to the contrary, a Termination shall not be deemed to have occurred for purposes of any provision the Plan or this Agreement providing for payment or distribution with respect to an award constituting deferred compensation subject to Code Section 409A upon or following a termination of employment or services unless such termination is also a “separation from service” within the meaning of Section 409A of the Code.